CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Velo3D, Inc. of our report dated May 12, 2021, relating to the financial statements of Velo 3D, Inc., which appears in Velo3D, Inc.’s final prospectus filed pursuant to Rule 424(b) on October 28, 2021 in connection with the Registration Statement on Form S-1 (No. 333-260415). We also consent to the reference to us under the heading “Experts” in this Registration Statement.
/s/ PricewaterhouseCoopers LLP
San Jose, California
December 6, 2021